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                               [LETTERHEAD]




                                                             January 20, 1997

Mr. Doug Stuart
ImageWare Software, Inc.
15373 Innovation Drive
Suite 120
San Diego, CA 92128

                   RE: NICB/IMAGEWARE RELATIONSHIP AGREEMENT

Dear Mr. Stuart:

I have requested that our Law Department review your letter sent to me and dated January 9, 1997. Consistent with their clarifications, I can agree to the following listed points, in addition to the confidentiality agreement executed by both parties.

1.   In good faith consultation with the National Insurance Crime Bureau
     (NICB), ImageWare Software (IWS) will design and develop software programs which support the reduction of vehicle theft and insurance related fraud. IWS understands that the NICB may only provide information for inclusion in such software programs for use exclusively by local, state and federal law enforcement entities. The NICB may allow its data for inclusion with other entities subject to approval on a case-by-case basis.

2. IWS will give credit to the NICB by name as participating in the development of such programs. This credit will appear in each program and on all promotional materials.

3. The NICB will work and cooperate with IWS on the development of these programs. Each party wil maintain the confidentiality of information regarding the design and development of these programs.

4. The NICB will provide IWS with relevant data, in appropriate form, for inclusion in these program upon the execution of an appropriate licensing agreement. The parties will determine such relevant data at a later date.

5. The NICB will assist IWS in the proliferation of the programs by providing liaison with the appropriate federal and state law enforcement agencies, and the insurance and automobile industries.

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Mr. Doug Stuart
January 20, 1997
Page 2


6. IWS will retain all proprietary rights, title and interest, including trademarks, servicemarks and copyrights in the programs created. The NICB will retain any trademarks, service marks and copyrights associated with data and programs it provides to IWS for inclusion in these programs.

I am enclosing a copy of the executed Confidentiality Agreement which you provided to me. I am also enclosing a Confidentiality Agreement which the NICB requires IWS to execute. Please forward me a copy of the fully executed Confidentiality Agreement at your earliest convenience.

                                      Sincerely,

                                      /s/ Rolland R. Smith
                                      Rolland R. Smith
                                      Vice President, Chief Information Officer

Enclosures


Accepted and agreed:

/s/ Doug Stuart
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Doug Stuart